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                                                                   EXHIBIT 10.36


                                SMARTSHARE SYSTEM

                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       METAWAVE COMMUNICATIONS CORPORATION

                                       AND

                              CROWN CASTLE MW CORP.


                                FEBRUARY 26, 2002











* Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                             SMARTSHARE PROGRAM PLAN

                                TABLE OF CONTENTS

1    AGREEMENT                                                                1
2    DEFINITIONS                                                              1
3    TERM                                                                     5
4    SCOPE OF DEVELOPMENT                                                     5
5    INTELLECTUAL PROPERTY RIGHTS                                             7
6    LICENSES/BANKRUPTCY                                                      8
7    TESTING AND VERIFICATION PROCEDURES                                      9
8    PRODUCT PURCHASE                                                        10
9    PURCHASE ORDERS                                                         15
10   SHIPPING/TITLE/RISK OF LOSS                                             19
11   INVOICE AND PAYMENT                                                     21
12   WARRANTY                                                                23
13   INFRINGEMENT INDEMNITY                                                  24
14   TERMINATION                                                             26
15   TRADEMARKS                                                              29
16   SERVICES AGREEMENT                                                      29
17   CONFIDENTIALITY                                                         30
18   LEGAL RELATIONSHIP                                                      31
19   ASSIGNMENT                                                              32
20   NOTICES                                                                 32
21   COMPLIANCE WITH LAWS/EXPORT                                             32
22   FORCE MAJEURE                                                           33
23   GOVERNING LAW/DISPUTE RESOLUTION                                        33
24   PUBLICITY                                                               34
25   WAIVER                                                                  35
26   DISCLAIMER OF CONSEQUENTIAL DAMAGES                                     35
27   SEVERABILITY                                                            35
28   ENTIRETIES                                                              35
29   SURVIVAL                                                                35
30   AMENDMENTS                                                              36
31   CONSTRUCTION                                                            36
32   FURTHER ASSURANCES                                                      36
33   COUNTERPARTS                                                            36
34   TERRITORY                                                               36
35   TIME IS OF ESSENCE                                                      37

Exhibit A -- Statement of Work and Project Milestones

Exhibit B -- Product Specifications

Exhibit C -- Performance Acceptance Criteria and Procedure

Exhibit D -- Products Price List

Exhibit E -- Ancillary Product Price List

Exhibit F -- Design Package Escrow Agreement

Appendix 1 -- Purchase Order

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THIS SMARTSHARE SYSTEM PURCHASE AGREEMENT (together with all its Exhibits and attachments, the "AGREEMENT") by and between Metawave Communications Corporation, a Delaware corporation, having its principal place of business at 10735 Willows Road NE, Redmond, Washington 98052 ("METAWAVE"), and Crown Castle MW Corp., a Delaware corporation, having a place of business at 510 Bering Drive, Suite 500, Houston, TX 77057 ("CROWN"), effective as of the 26th day of February, 2002 ("EFFECTIVE DATE").

The Parties, in consideration of the mutual covenants, agreements and promises of the other set forth in this Agreement and intending to be legally bound, agree as follows:

1 AGREEMENT

Crown designs, deploys, owns and operates wireless communications sites that are outsourced to multiple wireless network operators and Metawave designs, develops, manufactures and sells spectrum management systems to increase capacity of wireless networks. Metawave desires to develop, test and market the SmartShare System. After the development and testing thereof, Metawave agrees to sell to Crown the Products and Ancillary Products that incorporate the SmartShare System in accordance with the terms and conditions hereof and at the Purchase Prices set forth herein.

2 DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

"2+2 PRODUCT" shall mean a set of two antennae per sector (or 6 antennae per installation) that supports multiple FCC Cellular and PCS frequency bands operating simultaneously pursuant to the specifications set forth in Exhibit B.

"ANCILLARY PRODUCTS" shall mean the ancillary products set forth in Exhibit E that relate to the Products, such as Personality Cards and PCS filter assemblies.

 "AFFILIATE" shall mean any partnership, corporation or other entity directly or indirectly Controlling, Controlled by or under common Control with a Party.

"CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 17.

"CONTROL" "CONTROLLING" and "CONTROLLED" shall mean the right to directly or indirectly control the management and policies, by law or contract, of such organization.

"CROWN FORECAST" shall mean the non-binding rolling four-quarter forecast provided by Crown to Metawave and updated on a quarterly basis setting forth Crown's estimate of its Product requirements (other than the Initial Order) with the anticipated delivery date for such requirements.

"CROWN INFRASTRUCTURE" shall mean the equipment located at Crown's wireless


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communications sites that is owned by Crown and outsourced to wireless network operators, excluding the Prototypes, Initial Commercial Products, Products or Ancillary Products, as the case may be, and any property owned by the wireless network operators.

"CROWN SPECIFICATIONS" shall have the meaning set forth in Section 4.4.

"CROWN ICP DATE TERMINATION" shall have the meaning set forth in Section 8.1.

"EVENT OF DEFAULT" shall have the meaning set forth in Section 14.1.

"FCC" shall mean the Federal Communications Commission and any successor thereto.

"FOLLOW-ON ORDER" shall mean any Purchase Order submitted from time to time following issuance of the Initial Order.

"ICP CONFIRMATION DATE" shall have the meaning set forth in Section 8.1.

"ICP DELIVERY DATE" shall mean the date upon which Metawave will deliver the Initial Commercial Products to Crown, which date shall be no later than September 30, 2002. Pursuant to Section 8.1, Metawave may inform Crown in writing that the anticipated ICP Delivery Date shall be on a date earlier than September 30, 2002.

"INITIAL COMMERCIAL PRODUCTS" ("ICP") shall mean the first [***] commercial products and related components provided pursuant to the Initial Order in accordance with Exhibit B, which shall be evaluated during the Performance Evaluation Period pursuant to the Product Performance Criteria.

"INITIAL CHANGE ORDER FORECAST" shall have the meaning set forth in Section 9.8.

"INITIAL ORDER" shall mean the Purchase Order issued by Crown for 300 Products (unless reduced to 100 Products as set forth below) to be delivered by Metawave to Crown over a 90-day period commencing after the date of Performance Acceptance, provided that Metawave shall deliver no less than one hundred (100) Products during each 30-day period on the delivery dates specified by Crown (if applicable, the delivery of such Products during each 30-day period shall be referred to herein as a "TRANCHE"). If Crown elects to lower the number of Products in the Initial Order to 100 Products pursuant to Section 8.1, Metawave shall deliver the 100 Products over a 60-day period commencing after the date of Performance Acceptance, provided that Metawave shall deliver no less than fifty
(50) Products during each 30-day period on the delivery dates specified by Crown (if applicable, the delivery of such Products during each 30-day period shall be referred to herein as a "TRANCHE"). Notwithstanding the foregoing, if Crown requests that Metawave deliver more than one hundred (100) Products or fifty
(50) Products, as applicable, during a particular 30-day period, the requirement to deliver one hundred (100) or fifty (50) Products, as applicable, in the subsequent 30-day period shall be reduced by the amount of Product delivered in the preceding 30-day period which

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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exceeds the minimum requirement of one hundred (100) Products or fifty (50)
Products, as applicable. For purposes of the definition of "Initial Order", notwithstanding the definition of "Products", the Parties acknowledge that the Initial Order may or may not include PCS Expansion Antennas and Tenant Expansion Kits, which may be ordered by Crown in its sole discretion.

"INITIAL TERM" shall mean the period of time commencing on the Effective Date and terminating on the [***] anniversary of the date of Performance Acceptance.

"INTELLECTUAL PROPERTY RIGHTS" shall mean all intellectual property rights, including (i) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secrets, Confidential Information, know-how, process, technology, development tool, ideas, concepts, design right, moral right, data base right, methodology, algorithm, or invention, (ii) any right to use or exploit any of the foregoing, and (iii) any other proprietary right or intangible asset.

"LIQUIDATED DAMAGES" shall have the meaning set forth in Section 14.4.

"PARTIES" shall mean Crown and Metawave, their successors and assigns as permitted by this Agreement. "PARTY" shall mean Crown or Metawave, their successors and assigns as permitted by this Agreement, as applicable.

"PCS EXPANSION ANTENNA" shall mean a PCS antenna, which is used to add a 3rd and 4th PCS tenant to a Product.

"PCS PRODUCT" shall mean a set of two antennae per sector (or 6 antennae per installation) that supports 2 FCC PCS frequency bands operating simultaneously pursuant to the specifications set forth in Exhibit B.

"PERFORMANCE ACCEPTANCE" shall apply to the Initial Commercial Products only and shall mean the Parties' mutual certification that the Initial Commercial Products satisfy the Product Performance Criteria set forth in Exhibit C.

"PERFORMANCE EVALUATION PERIOD" shall mean a period of thirty (30) days that commences on the day after Crown notifies Metawave that the Initial Commercial Products have been installed, are operational for testing purposes and are ready for evaluation in accordance with the Product Performance Criteria set forth in Exhibit C.

"PERSONALITY CARDS" shall mean the individual cards to be used in conjunction with the Products and which define the Product's coverage and service area performance.

"PRODUCT" or "PRODUCTS" shall mean the commercial version of the products produced after Performance Acceptance that incorporate the SmartShare System developed under

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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this Agreement, and any components of such System, including the list of
SmartShare System components and documentation set forth in Exhibit B. Products shall include all enhancements, variations and subsequent versions of the SmartShare System or any additional product(s) set forth in any amendments thereto as may be subsequently agreed to from time to time by Metawave and Crown. The Products available under this Agreement include the 2+2 Product, PCS Product, the PCS Expansion Antenna and Tenant Expansion Kit set forth in Exhibit D.

"PRODUCT PERFORMANCE CRITERIA" shall mean the technical performance measures set forth in Exhibit C to be used for the evaluation of the Initial Commercial Products during the Performance Evaluation Period.

"PRODUCT SPECIFICATIONS" shall mean the features and specifications set forth in Exhibit B, which incorporate the Crown Specifications, as may be amended from time to time by Metawave; provided, however, that any changes to the Crown Specifications, shall be discussed and approved in advance by Crown, which approval shall not be unreasonably withheld.

"PROTOTYPES" shall mean the 2+2 and PCS prototype product versions (and related components) of the SmartShare System.

"PROTOTYPE FIELD TESTING" or "FIELD TRIALS" shall mean the test procedures used and services provided to evaluate the performance of the Prototypes as integrated into the Crown Infrastructure.

"PROTOTYPE PERFORMANCE CRITERIA" shall mean the technical performance measures set forth in Exhibit C to be used for the evaluation of the Prototypes.

"PURCHASE ORDER" shall mean any purchase order that Crown may submit to Metawave for the purchase of Products and/or Ancillary Products, which shall be subject to the terms and conditions of this Agreement, the agreed form of which is substantially as attached hereto as Appendix 1.

"PURCHASE PRICE" shall mean the price of the Products and the Ancillary Products shown in Exhibits D and E or any other amount set forth in any amendments to Exhibits D and E as may be subsequently agreed to from time to time by Metawave and Crown. All prices shown therein are in U.S. dollars.

"RENEWAL TERM" shall have the meaning set forth in Article 3.

"SHARED INFRASTRUCTURE" shall mean a system, which has the capability of allowing multiple wireless operators to share a common antenna system among multiple FCC frequencies.

"SMARTSHARE SYSTEM" shall mean the Shared Infrastructure including all components


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included within the Products and the Ancillary Products to be developed and delivered hereunder pursuant to the specifications in Exhibit B. The defined term "SmartShare System" shall include all enhancements, variations and subsequent generation products thereof.

"STATEMENT OF WORK" means the plan set forth in Exhibit A, which establishes project deliverables, timetable, and the responsibilities and obligations of Crown and Metawave in the development and testing of the SmartShare System.

"SUBSEQUENT CHANGE ORDER FORECAST" shall have the meaning set forth in Section 9.8.

"TENANT EXPANSION KIT" shall mean a tenant kit containing six Personality Cards, duplexers, combiners and, if required, a filter assembly.

"TERM" shall have the meaning set forth in Article 3.

"UPGRADES" shall have the meaning set forth in Section 4.5.

"WARRANTY PERIOD" shall mean with respect to each Product and Ancillary Product, the period of time that ends on the earlier of the [***] month anniversary of the date of installation of each Product or Ancillary Product, as applicable, or the [***] month anniversary of the date of delivery and acceptance (in accordance with Section 10.3) of each Product or Ancillary Product, as applicable (except in the case of the Initial Commercial Products, which are warranted for a period of [***] months from the date of Performance Acceptance).

3 TERM

This Agreement is effective on the Effective Date and shall continue in full force and effect for the Initial Term, unless terminated earlier as permitted by this Agreement. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive, additional [***] renewal terms (each a "RENEWAL TERM"), unless either Party provides written notice of its intent to terminate at least sixty (60) days in advance of the expiration of the Initial Term or the Renewal Term (as applicable). The Initial Term together with any Renewal Terms is referred to in this Agreement collectively as the "TERM".

4 SCOPE OF DEVELOPMENT

4.1 Development. Metawave will develop the SmartShare System, Prototypes, Initial Commercial Products, Products, Ancillary Products and documentation described in Exhibit A in accordance with the Product Specifications in Exhibit B and the project milestones set forth in Exhibit A. Metawave will produce the Prototype units, the Initial Commercial Products and, subject to Performance Acceptance, the Products and Ancillary Products.

-----------------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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4.2 Crown Financial Obligations During Development. Crown shall have no financial obligations to Metawave relating to the development or production (except as expressly contemplated in Section 9.5) of the SmartShare System, the Prototypes, the Initial Commercial Products, the Ancillary Products, the Products or otherwise, except Crown's internal costs and expenses incurred relating to Crown's participation in the development of the SmartShare System.

4.3 Reports. Commencing on the Effective Date, until all testing is completed and commercial production of the Products (excluding the Initial Commercial Products) and Ancillary Products has commenced, Metawave shall keep Crown regularly informed of the progress of the development of the SmartShare System, the Prototypes, the Initial Commercial Products, the Ancillary Products and the Products by providing Crown with biweekly reports (in a format and content to be mutually agreed upon by the Parties) on the progress of the planned and actual development, testing, and production of said items. If at any time during the Term, Metawave commences development, testing or production of (i) enhancements, variations, new versions or subsequent generations of or Upgrades to the Products or the Ancillary Products or (ii) any new Shared Infrastructure products or replacement products as contemplated in Sections 4.4 and 4.5 below, Metawave shall resume delivery of the above referenced biweekly reports to Crown until all testing is completed and commercial production of said item has commenced. Metawave shall contact Crown upon reasonable request to discuss the matters set forth in such biweekly reports. In addition, during the Term, Metawave shall convey to Crown any customer concerns or other input received from such customers in connection with the development of the SmartShare System, the Prototype, the Initial Commercial Products, the Products and the Ancillary Products, provided, however, that the obligation to discuss such information with Crown shall be subject to any confidentiality obligations.

4.4 Crown Specifications. Crown shall provide Metawave with a mutually agreeable set of minimum functionality and specifications required by Crown for the SmartShare System ("Crown Specifications"), which shall be incorporated into the Product Specifications. Metawave agrees to develop a SmartShare System that meets the Product Specifications. In the event that Metawave develops any features or capabilities which may improve the functionality of the SmartShare System or which may exceed the quality, performance or capabilities of any of the Crown Specifications ("Enhanced Features"), Metawave shall discuss such Enhanced Features and the associated costs related to same with Crown. Crown may, in its sole discretion, request that Metawave incorporate such Enhanced Features into the Products and/or the Ancillary Products to be purchased in the Initial Order; provided, that such Enhanced Features will be tested with the SmartShare System during the Prototype Field Testing. To the extent that Crown does not desire the Enhanced Features, but Metawave does desire the Enhanced Features, then, to the extent such Enhanced Features are demonstrated, to Crown's reasonable satisfaction, to not conflict with or affect the Product Specifications, Metawave may add the Enhanced Features to the Products and/or the Ancillary Products. Crown shall not, however, be obligated to pay any additional amount for such Enhanced Features in excess of the prices set forth in Exhibits D and E hereof, as the case may be.


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4.5 Product Upgrades; New Shared Infrastructure Products. Following the Initial
Order, if Metawave develops any new Enhanced Features, product features or capabilities ("Upgrades") to the SmartShare System, or if Metawave develops any alternative products for Shared Infrastructure applications, Metawave shall notify Crown of such Upgrades or new Shared Infrastructure products, and offer such Upgrades or Shared Infrastructure products to Crown under substantially similar terms and conditions as contemplated in this Agreement (but not including (i) any liquidated damages clauses with respect to the failure to deliver any initial products or (ii) exclusivity clauses); provided, however, that Metawave shall not be obligated to offer Crown with substantially similar terms and conditions as contemplated in this Agreement for those Shared Infrastructure products where the development effort for same was initiated by an unsolicited third party. Metawave shall discuss with Crown the technical feasibility of adopting or using any Upgrades with the Products, Ancillary Products or the Shared Infrastructure products, as the case may be, the cost impact associated with same, and the mutually acceptable plans for testing the Product and/or Ancillary Products containing the Upgrades or the Shared Infrastructure products, as the case may be. In the event that Crown elects, in its sole discretion, to purchase replacement products (in the event of a discontinued product), the Upgrades or the new Shared Infrastructure products, the definition of "Products" and/or "Ancillary Products" shall be amended to include the replacement products, Upgrades or the products with the new Shared Infrastructure applications, as the case may be, and this Agreement shall be amended to include those replacement products, Upgrades and/or Shared Infrastructure products, with appropriate modifications to provide Crown with the benefits of all the preferential rights contemplated herein (e.g., providing a revised Exhibit D or E with preferential pricing for the Product and/or Ancillary Product containing the Upgrades or the new Shared Infrastructure product). To the extent Crown declines any Upgrades to the Products and/or the Ancillary Products, Metawave may produce the Product and/or Ancillary Product containing the Upgrades in question, but in any event, it shall also continue producing and selling to Crown the Products and/or Ancillary Products without the Upgrades in question at the Purchase Price previously being paid by Crown. In the event that Metawave would like to discontinue a Product or Ancillary Product sold to Crown under this Agreement, then prior to proceeding with any such discontinuation, Metawave shall make available for sale to Crown a suitable replacement product acceptable to Crown, which shall be subject to mutually acceptable testing as set forth above, at the lesser of (i) the same price as the to-be discontinued Product or Ancillary Product, as applicable, or (ii) the new price for the replacement product. If no suitable replacement is provided to Crown, Metawave shall continue to produce and sell the Products and/or the Ancillary Products in question at the Purchase Price previously being paid by Crown.

5 INTELLECTUAL PROPERTY RIGHTS

Following the Effective Date, any Intellectual Property Rights (other than any Intellectual Property Rights that are licensed to Metawave pursuant to Section
6.1 below) developed with respect to the SmartShare System, the Products and the Ancillary Products


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developed or sold under this Agreement by Metawave shall be the property of
Metawave unless Crown can rebut such presumption of ownership in accordance with applicable law.

6 LICENSES/BANKRUPTCY

6.1 License to Metawave. Crown hereby grants to Metawave an irrevocable, non-exclusive, perpetual, worldwide license to the Intellectual Property Rights of Crown disclosed to Metawave and utilized in the Products, Ancillary Products and the SmartShare System developed and sold by Metawave pursuant to this Agreement for the purposes of developing, testing, making, having made, using, copying, enhancing, modifying, preparing derivative works, selling, distributing, supporting and servicing Products, Ancillary Products and related services. Metawave hereby agrees that it shall not utilize any patent that it may acquire utilizing the Intellectual Property Rights of Crown to prevent Crown from using, enhancing, creating derivative works, adapting, marketing, selling, leasing or licensing any of Crown's Intellectual Property Rights or any products or services made or offered by Crown or any upgrades, enhancements, adaptations or derivative works thereof created by Crown.

6.2 License to Crown. Metawave hereby grants to Crown an irrevocable, non-exclusive, perpetual, worldwide license to use, support, market, sell (to the extent any telecommunications sites containing the Products and Ancillary Products are sold or transferred to other parties), license or sublicense the use of, lease, sublease and enhance the Products and Ancillary Products purchased by Crown under this Agreement and to market and re-sell the Personality Cards purchased by Crown from Metawave under this Agreement.

6.3 Escrow. The parties shall use reasonable commercial efforts to establish an escrow with a mutually agreeable escrow agent ("Escrow Agent") by no later than thirty days following the Effective Date. The escrow shall include all information available to Metawave which is reasonably necessary for Crown to design, develop and manufacture and support, as applicable, the SmartShare System, including but not limited to the design packages and documentation relating to the manufacturing processes (the "Design Package"), for the Prototypes, the Initial Commercial Products and the Products (including the SmartShare System and its components such as the Ancillary Products) to be purchased by Crown from Metawave under this Agreement. The escrowed Design Packages shall be released to Crown for its use (on the terms and conditions set forth in that Design Package Escrow Agreement, the form of which is attached hereto as Exhibit F (the "Escrow Agreement")), in the event that Metawave has voluntarily filed for bankruptcy or involuntarily been placed in bankruptcy proceedings and if, at the time of such bankruptcy, the Products have been or are being manufactured, and Metawave does not continue to sell the Products and Ancillary Products to Crown as required under this Agreement. If, however, the Products and Ancillary Products have not been produced prior to the time of such bankruptcy, the escrow shall be immediately released to Crown. Metawave shall deposit a Design Package with the Escrow Agent upon execution of the


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Escrow Agreement and thereafter update the Design Package on the first day of each subsequent calendar month until the first Tranche of Products in the Initial Order are delivered to Crown; provided, however, that if there are no updates to the Design Package since the immediately preceding monthly escrow deposit, Metawave shall provide Crown with a written letter from an authorized officer attesting to such fact, thereby relieving Metawave from its obligation to update the Design Package for the month in question only. Following the delivery of the first Tranche of Products in the Initial Order, Metawave shall update the escrowed Design Packages as often as necessary, but in any event at least every six months, so that the escrow contains the most current version of the Design Packages for the Products and Ancillary Products to enable Crown to design, develop and manufacture, as applicable, such items for the uses contemplated in this Agreement; provided, however, that if there are no updates to the Design Package since the immediately preceding escrow deposit, Metawave shall provide Crown with a written letter from an authorized officer attesting to such fact, thereby relieving Metawave from its obligation to update the Design Package for the period in question only. If Crown exercises its right to effect the release of the Design Package pursuant to the Escrow Agreement, Metawave shall confirm in writing, within five days from the exercise of such right, that the escrowed version of the Design Package is the most current version of the Design Package or, if such escrowed version does not contain the most current version of the Design Package, Metawave shall provide the most current Design Package to the Escrow Agent within five days from such exercise. Metawave will grant to Crown a license to Metawave's Intellectual Property Rights to the extent and under the conditions as set forth in the Design Package Escrow Agreement.

6.4 Bankruptcy Protection. The licenses granted herein and the Escrow Agreement shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Bankruptcy Code"), licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy.

6.5 Disclaimer of Additional Licenses. Except as explicitly provided in this Agreement, no license rights in any Intellectual Property Rights are granted or implied by either Party to the other Party under this Agreement. Notwithstanding anything contained herein to the contrary, the licenses granted under this Agreement shall not effect the confidentiality obligations of the parties under
Section 17.

7 TESTING AND VERIFICATION PROCEDURES

The Prototype Performance Criteria, Product Performance Criteria and the verification procedures for testing the Prototypes and Initial Commercial Products are as set forth in Exhibit C in general terms. Metawave and Crown shall hereafter jointly define in detail the Prototype Performance Criteria, Product Performance Criteria, responsibilities of the Parties, schedule, sweep test and verification procedures during the course of the development activity. Crown shall have the right and option, at its expense, to have an independent party, who will be subject to a confidentiality agreement and be approved by Metawave, which approval shall not be unreasonably withheld, conditioned or delayed, to


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be present at and involved in the Prototype Field Testing and the Initial
Commercial Product testing. Metawave and Crown will jointly prepare a mutually acceptable testing plan and perform the Prototype Field Testing and Initial Commercial Product testing at up to two United States sites to be mutually agreed upon. Metawave and Crown shall mutually agree on the selected carriers and sites to be used during such testing. Crown will use commercially reasonable efforts to obtain approvals from and agreement with Crown's customers, tower owners, and any regulatory organizations required to accomplish or to be involved in such testing. Upon delivery of the Prototypes and the Initial Commercial Products for testing, Metawave shall also deliver appropriate documentation relating to the assembly, installation and use of the same.

8 PRODUCT PURCHASE

8.1 Initial Order. Simultaneously with the execution of this Agreement and Exhibits D and E, Crown will issue the Initial Order, which shall be subject to the terms and conditions of this Agreement. Unless a different time period is otherwise agreed to by the parties, ninety (90) days before the anticipated ICP Delivery Date, Metawave will confirm to Crown in writing its intent to deliver the Initial Commercial Products by such ICP Delivery Date (the date on which Crown receives such written confirmation from Metawave shall be referred to herein at the "ICP Confirmation Date"). Upon receipt of such confirmation, Crown shall have five (5) business days to either (i) indicate Crown's acceptance of the anticipated ICP Delivery Date, thereby waiving all rights to cancel or terminate the Initial Order except as otherwise expressly permitted in this Agreement, (ii) indicate Crown's rejection of the anticipated ICP Delivery Date and cancel the Initial Order and this Agreement (the "Crown ICP Date Termination"), in which event Crown shall have no liability to Metawave, including no liability for Metawave's development, production or other costs associated with this Agreement, or (iii) indicate Crown's acceptance of the anticipated ICP Delivery Date, but with Crown's election to reduce the quantity of Products in the Initial Order from 300 to 100 Products, thereby waiving all rights to cancel or terminate the Initial Order except as otherwise expressly permitted in this Agreement. The Parties acknowledge that Crown shall not be obligated to purchase any Products (i.e. Crown will not be obligated to perform its obligations under the Initial Order or any subsequent Purchase Orders) if the Initial Order is cancelled by Crown within 5 business days after the ICP Confirmation Date and that Metawave shall not be liable for any late delivery fees or Liquidated Damages in such case. Notwithstanding anything to the contrary contained in this Agreement, Crown shall not be obligated to order any Tenant Expansion Kits or PCS Expansion Antennas as part of the Initial Order.

8.2 Performance Acceptance. The Performance Evaluation Period shall be subject to any postponements due to (i) Force Majeure or (ii) delays attributable to Metawave. In the event that the Performance Evaluation Period has not been begun within thirty (30) days after the date the Initial Commercial Products are delivered to Crown and such delay is not due to an event of Force Majeure, a Metawave Event of Default or any other act or omission of Metawave, the Exclusivity Period (as defined in section 8.3 hereof) will be reduced by a number of days equal to the number of days of delay that come to pass after


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the 30th day of delay. If the Performance Evaluation Period has not begun within sixty (60) days after the date the Initial Commercial Products are delivered to Crown and such delay is not due to an event of Force Majeure, a Metawave Event of Default or any other act or omission of Metawave, the Exclusivity Period (as defined in section 8.3 hereof) will be cancelled in its entirety and no additional extensions of the Exclusivity Period (as set forth in section 8.3.1) shall be available to Crown.

Upon satisfaction of the Product Performance Criteria at any time during the Performance Evaluation Period, Crown and Metawave shall execute a certificate of Performance Acceptance (in the form set forth in Exhibit C). If Performance Acceptance has been certified, to the extent that there are no uncured Events of Default by either Party, both Parties will perform their obligations under the Initial Order and Metawave shall issue an invoice to Crown for the amount due on the Initial Commercial Products, which amount will be based on the Purchase Prices set forth in Exhibit D. In the event that Performance Acceptance has not been certified by the end of the Performance Evaluation Period, due to an Event of Default by Metawave or an act or omission of Metawave, Metawave shall incur an incremental late fee that will be assessed at the beginning of each week after the end of the Performance Evaluation Period and calculated as a percentage of the value of the Initial Order, subject to any changes made to the Initial Order within five (5) business days following the ICP Confirmation Date, as follows:

        [***]

As an example, if Performance Acceptance occurs at any time during the sixth week after the end of the Performance Evaluation Period, Metawave shall be assessed a late fee equal to [***] of the value of the Initial Order, subject to any changes made to the Initial Order within five (5) business days following the ICP Confirmation Date. Any late fees that are assessed on Metawave pursuant to this Section 8.2 shall be credited to the Initial Order Products purchased by Crown, provided that Crown shall allocate such credits among the Products in the Initial Order as it deems appropriate.

Furthermore, if Performance Acceptance has not occurred but Crown elects to accept delivery of Products from Metawave, the late fees referenced above shall accrue until the earliest of one of the following events occurs: (i) the end of the sixth week following the end of the Performance Evaluation Period, (ii) Performance Acceptance or (iii) a Product deployed by Crown for use by a customer generates rental revenues for Crown. Notwithstanding Crown's acceptance of Products during the period in which Performance Acceptance has not occurred, Crown shall have the right to terminate this Agreement as set forth in the following paragraph.

If Performance Acceptance does not occur by the end of the sixth week after the end of the Performance Evaluation Period, Crown may, in its sole discretion, (i) terminate this Agreement, in which case Metawave shall pay to Crown the Liquidated Damages amount set forth in Section 14.4 (in lieu of late fees) within five (5) days from the termination of the Agreement or (ii) accept the accrued late fees and elect to purchase Products under

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                                      -11-
the Initial Order until such date as Performance Acceptance occurs; provided, that Crown shall continue to have the ability to terminate this Agreement with no liability to Crown during such time as the Performance Acceptance has not occurred. If Crown elects to not terminate the Agreement and proceed under clause (ii) above, Metawave shall have the right to terminate the Agreement at that time, provided, however, that Metawave shall pay to Crown the Liquidated Damages amount set forth in Section 14.4 within five (5) days from the termination of the Agreement.

If, however, the failure to achieve Performance Acceptance by the end of the Performance Evaluation Period is the result of an Event of Default by Crown, or an act or omission of Crown or its test customer(s) participating in the testing of the Initial Commercial Products which interrupts such testing, or an event of Force Majeure (a "Delay Event"), then such late fees shall not begin to accrue until such Delay Event is cured, or if such late fees have already begun to accrue, they will be suspended during the period that such Delay Event is not cured. In addition, as soon as the Delay Event is discovered, any late fees that may have accrued during the Delay Event shall be cancelled for the period that the Delay Event was ongoing. The length of the Performance Evaluation Period shall be extended by the number of days of the Delay Event(s). Once such Delay Event is cured, such late fees shall begin to accrue, or continue to accrue, as the case may be. This process shall apply for each separate Delay Event.

If Crown chooses to terminate this Agreement pursuant to this Section, Metawave shall de-install such Initial Commercial Products at Metawave's risk and expense and repair any reasonable damage to Crown's equipment at the site caused by Metawave during installation and/or removal of the Initial Commercial Products. Metawave shall arrange for and pay the costs of shipping and assume the risk of loss and damage to the Initial Commercial Products during shipment back to its headquarters in Redmond, Washington.

8.3 Crown Exclusivity. Except for the permitted actions contemplated in Section 8.3.2, Crown shall have the exclusive right to purchase the Prototypes, Initial Commercial Products, Products and Ancillary Products from Metawave commencing on the Effective Date and terminating ninety (90) days after the date of Performance Acceptance (the "Initial Exclusivity Period"). Notwithstanding the foregoing, if Crown elects to reduce the amount of the Initial Order to one hundred (100) Products pursuant to Section 8.1, the Initial Exclusivity Period shall be reduced to a period of sixty (60) days following the date of Performance Acceptance.

        8.3.1 Extensions of Initial Exclusivity Period. Crown may extend the Initial Exclusivity Period by the delivery of Purchase Orders to Metawave for additional Products and/or Ancillary Products as follows: If Metawave receives Purchase Orders from Crown no later than 30 days prior to the end of the 90 day Initial Exclusivity Period and such Purchase Orders (i) are for Products and/or Ancillary Products valued in an amount no less than [***] pursuant to Exhibits D and E, and (ii) specify delivery dates during the ninety (90) day period following the end of the Initial Exclusivity Period, the Initial Exclusivity Period shall be extended for an additional 90 days. If Metawave

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                                      -12-
receives Purchase Orders from Crown no later than 30 days prior to the end of the 60 day Initial Exclusivity Period and such Purchase Orders (i) are for Products and/or Ancillary Products valued in an amount no less than [***] pursuant to Exhibits D and E, and (ii) specify delivery dates during the forty-five (45) day period following the end of the Initial Exclusivity Period, the Initial Exclusivity Period shall be extended for an additional forty-five
(45) days.

        8.3.2 Permitted Actions. Subject to the rights of Crown contained in this Agreement, the Parties agree that during the Initial Exclusivity Period, and any extensions thereof pursuant to Section 8.3.1 hereof, Metawave will have the right to enter into sales agreements (conditional or otherwise), field trial agreements, and binding purchase orders for the Products and Ancillary Products with other customers, and to deliver a maximum of two Products (together with the related quantity of Ancillary Products) to each interested customer to perform testing, evaluations and field trials of such Products and Ancillary Products, it being expressly acknowledged by the Parties that Metawave shall not otherwise deliver Products and Ancillary Products to its customers until after the Initial Exclusivity Period, together with any extensions, has expired.

8.4 Crown Requirements. Throughout the Term, Crown shall have the preferential right to purchase one hundred percent (100%) of its requirements for the Ancillary Products and Products (subject to the terms of Section 9.1 hereof) through issuance of Purchase Orders under this Agreement (not to exceed Metawave's and its subcontractors' total production capacity, provided, however, that the lack of production capacity shall not excuse or mitigate Metawave's obligation to timely deliver Products and Ancillary Products or pay late fees or Liquidated Damages as required under this Agreement); provided however, that Crown shall lose the preferential purchase right set forth in this Section 8.4 if Crown fails to submit Purchase Orders for at least 80% of the first quarter of each Crown Forecast (which shall be updated quarterly on a rolling four-quarter basis) for two successive quarters. After losing its preferential purchase right as set forth above, Crown shall only regain such preferential purchase right by issuing Purchase Orders in excess of 80% of the first quarter of each Crown Forecast (which shall be updated quarterly on a rolling four-quarter basis) for two successive quarters.

8.5 Pricing. Exhibits D and E set forth "Not to Exceed" (NTE) pricing for the purchase of the Products and Ancillary Products. The NTE pricing will be converted to firm fixed pricing following the completion of the Prototype Field Testing, which shall be jointly established by the Parties: (i) in accordance with reasonable standard pricing practices, (ii) taking into account volume pricing and Crown's discounted pricing from standard list prices and (iii) which are based on variations in the NTE pricing that are a direct result of modifications which are jointly defined and agreed upon by the Parties and incorporated into the final Products and Ancillary Products during the development and testing process; provided, that Metawave shall inform Crown in advance as to how the proposed modifications will impact the NTE pricing. Upon completion of the Prototype Field Testing, the Parties shall review and if necessary may consent to an


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                                      -13-
increase or decrease in the NTE pricing based upon variations that are a direct result of mutually agreed modifications or design changes, such consent not to be unreasonably withheld by the Parties. For the avoidance of doubt, unless mutually agreed to by the parties, in no event shall the firm fixed pricing for the final Products and Ancillary Products exceed the NTE pricing.

8.6 Crown Most Favored Customer. During the Term, Metawave shall treat Crown as its most favored customer with respect to the Products and Ancillary Products. Metawave represents that, the firm fixed prices, including discounts, and delivery terms (as set forth in Sections 9.1 and 9.4) offered to Crown will be no less favorable than the lowest firm prices, including discounts, and shortest delivery terms offered by Metawave to any present or future customer (excluding Affiliates of Metawave, provided that (i) such Products and Ancillary Products are resold by such Affiliates on a retail basis and (ii) such sales are not used as a means to circumvent Metawave's obligations to or the preferential rights of Crown under this Agreement), without regard to and irrespective of any other commercial terms agreed to by such other customers, including the quantity, manner of bundling, or timing for delivery, of Products and/or Ancillary Products to be purchased by such customer. If, during the Term, Metawave enters into any other agreements or purchase orders to supply the Products or Ancillary Products to other Metawave customers at more favorable prices, including discounts, or delivery terms than those offered to Crown under this Agreement, then Metawave shall within thirty (30) calendar days after entering into such agreement or purchase order, as applicable, notify Crown of such fact, and offer Crown the more favorable terms (and in addition thereto, any applicable Crown discounts). Crown shall have the right to accept or decline the more favorable terms; if accepted, this Agreement and all applicable orders following the effective date of the more favorable price, including discounts, or delivery terms and this Agreement shall be automatically amended to provide the more favorable pricing, including discounts (and in addition thereto, any applicable Crown discounts) and/or delivery terms. Notwithstanding the foregoing, if Metawave, during the first six months following Performance Acceptance, enters into any other agreements or purchase orders to supply the Products or Ancillary Products to other Metawave customers at more favorable prices, including discounts, or delivery terms than those offered to Crown under this Agreement, this Agreement and all applicable orders following the effective date of the more favorable price offering shall be automatically amended to provide Crown with the more favorable pricing, including discounts (and in addition thereto, any applicable Crown discounts), effective retroactively; provided, however, that if this Agreement is no longer in effect at such time, Crown shall have the option to credit such amount to any other Metawave products purchased by Crown, if any, or to receive a refund equal to such difference within thirty (30) days of its request. If, as a result of an audit conducted by Crown under Section 11.5, Metawave is found to have violated this section of the Agreement, this Agreement and all applicable orders following the effective date of the more favorable price offering shall be automatically amended to provide Crown with the more favorable pricing (and in addition thereto, any applicable Crown discounts), effective retroactively and Metawave will provide to Crown on future purchases a credit equal to the difference between any favorable price and any price invoiced and paid by Crown within twelve months prior to the more favorable pricing, provided, however, that if this Agreement is no longer in effect at such time, Crown shall have the option to credit such amount to any other Metawave products purchased by Crown, if any, or to receive a refund equal to such difference within thirty (30) days following the release of the auditor's findings.

9 PURCHASE ORDERS

9.1 SmartShare System Purchase Order Submission. (a) Subject to the terms of this Section 9, Crown shall order Products pursuant to this Agreement by submitting a Purchase Order that provides the information specific to the order, including the quantity of Products to be ordered, the price of each Product per Exhibit D, the desired delivery date(s), the delivery destination, and whether partial shipments are acceptable.

        (b) With respect to the Initial Order (excluding the Initial Commercial Products), if Crown orders 120% or more of the quantity of Products forecasted in the Initial Change Order Forecast or Subsequent Change Order Forecast, as the case may be, (i) Metawave shall deliver Products within 120% of the Initial Change Order Forecast or Subsequent Change Order Forecast, as the case may be, by the delivery dates specified by Crown for such Products, and the late fees contemplated in Section 10.6.2 will be assessed for any late delivered Products and (ii) use best efforts to deliver the Products in excess of 120% of the Initial Change Order Forecast or Subsequent Change Order Forecast, as the case may be, by the required delivery date specified by Crown and, if not possible, propose revised delivery dates for such Products, which dates shall be mutually agreed to by the Parties, and Metawave will be assessed late fees as contemplated in Section 10.6.2 for Products not delivered by the revised delivery dates. If Crown orders less than 80% of the quantity of Products forecasted in the Initial Change Order Forecast or Subsequent Change Order Forecast, as the case may be, Crown shall be obligated to purchase that quantity of Products that is less than the 80% of the quantity of Products forecasted in the Initial Change Order Forecast or Subsequent Change Order Forecast, as the case may be.

        (c) With respect to Follow-on Orders, Purchase Orders for quantities of Products that are within 110% of the Crown Forecast shall be submitted by Crown to Metawave at least forty-five (45) days prior to the required date of delivery of such Products. Crown shall submit to Metawave any Purchase Orders for Products that exceed the amounts included within the Crown Forecast by more than 110% at least ninety (90) days prior to the required date of delivery for the excess Products. Metawave shall (i) deliver Products within 110% of the Crown Forecast by the required delivery date specified on the Purchase Order, and (ii) deliver the Products in excess of 110% of the Crown Forecast by the required delivery date specified on the Purchase Order, unless Metawave proposes a revised delivery date for such Products (as set forth in Section 9.3) acceptable to Crown that is sooner than the required delivery date specified on the Purchase Order.

        (d) Notwithstanding any of the foregoing, the Parties expressly acknowledge and agree that the Purchase Orders referenced in this Section 9.1 shall expressly exclude Tenant Expansion Kits, which shall be ordered, delivered and forecast in accordance with Sections 9.4, 9.6(d) and 9.7 below.

9.2 Ancillary Product Purchase Order Submission. Crown shall order Ancillary Products pursuant to this Agreement by submitting a Purchase Order that provides the information specific to the order, including the quantity and specifications for the Ancillary Products to be ordered, the price of each Ancillary Product per Exhibit E, the desired delivery date(s), the delivery destination, any other information required in Exhibit E, and whether partial shipments are acceptable. Metawave shall ship the Ancillary Products within the time periods specified in Exhibit E.

9.3 Notice of Certain Late Purchase Orders. Upon receipt of a Purchase Order for Products (other than the Initial Order), Metawave shall have five (5) business days to provide Crown with notice of its ability or inability to deliver the requested quantity of Products by the requested delivery date. Such notice shall include a statement of what quantity of the Products Metawave will be able to provide by the requested delivery date and the proposed delivery date for the remainder of the ordered Products. Notwithstanding Crown's receipt of any notice relating to late deliveries, with respect to Products ordered pursuant to
Section 9.1 that are not delivered by the Crown specified delivery date in the Purchase Order, Metawave will be assessed late fees as contemplated in Section
10.6 for late delivered Products. With respect to Products that are in excess of 110% of the Crown Forecast and are ordered pursuant to Section 9.1, to the extent Metawave proposes revised delivery dates that are sooner than those required by Crown in the Purchase Order, Crown shall provide Metawave with notice of its acceptance or rejection of any such revised delivery dates within five (5) business days. If Crown accepts a revised delivery date, Metawave will be assessed late fees as contemplated in Section 10.6 for any Products that are not delivered by the revised delivery date.

9.4 Tenant Expansion Kit Purchase Order Submission. Crown shall submit Purchase Orders for quantities of Tenant Expansion Kits to Metawave at least thirty (30) days prior to the required date of delivery for such Tenant Expansion Kits, and Metawave shall deliver such Tenant Expansion Kits by the original delivery dates required by Crown in such Purchase Orders, except as may otherwise be permitted pursuant to clause (iii) below. Upon receipt of a Purchase Order for Tenant Expansion Kits, Metawave shall have two (2) business days to (i) confirm in writing the delivery of the Tenant Expansion Kits by the original delivery date requested by Crown; (ii) confirm in writing its inability to deliver the Tenant Expansion Kits by the original delivery date requested by Crown and propose an alternative delivery date (or multiple delivery dates in the case of partial shipments) for delivery of the Tenant Expansion Products, or (iii) confirm in writing the delivery of the Tenant Expansion Kits by an alternative delivery date that is sooner than the delivery date originally requested by Crown. With respect to the matter in clause (iii) above, Crown shall provide Metawave with notice of its acceptance or rejection of the alternative delivery date(s) within two (2) business days. Notwithstanding any notice from Metawave of its inability to deliver the Tenant Expansion Kits as contemplated in clause (ii) above, Tenant Expansion Kits that are not delivered by the original delivery date requested by Crown in the Purchase Order or by the alternative delivery dates accepted by Crown pursuant to clause (iii) shall accrue late fees as set forth in Section 10.6.

9.5 Cancellation Fees. Except for the Initial Order (which shall be cancelable only in accordance with the terms of this Agreement), Crown may cancel Purchase Orders for Products and Ancillary Products, subject to the following cancellation fees, which are based on the number of days in advance of the scheduled shipment date that Crown notifies Metawave of cancellation, and which are a percentage of the cancelled Products' or Ancillary Products', as applicable, Purchase Price.

               Days Before Ship Date               Cancellation Fee
               ---------------------               ----------------
               More than 15 days                         [***]
               Less than 15 days                         [***]

9.6 Delivery and Shipping; Change Orders. (a) In order to be considered a valid Purchase Order, delivery dates and locations must be specified on the face of any Purchase Order, except as otherwise permitted in Section 9.6(d). If not so specified (except as otherwise permitted in Section 9.6(d)), Metawave shall be under no obligation to accept the Purchase Order and shall not fabricate any of the Products covered by any Purchase Order after the Initial Order or procure any of the materials required for their fabrication, or ship any such Products or Ancillary Products to Crown. Crown shall have no responsibility for Products or Ancillary Products for which written delivery instructions were not provided. Shipments in excess of those specified on a Purchase Order may be returned to Metawave at Metawave's expense.

        (b) With respect to the Initial Order, Crown may make changes to the Product mix for the entire Initial Order and specify the destination and delivery dates for the Products in the Initial Order by issuing change orders at least 45 days prior to the specified delivery dates within the 30-day period during which the Tranche in question will be delivered.

        (c) With respect to Follow-On Orders (not including Follow-on Orders for PCS Expansion Antennas and related Tenant Expansion Kits for adding a 3rd or 4th PCS tenant to a Product), Crown may change delivery dates (such resulting change shall not exceed sixty (60) days from the original delivery date) and destinations specified in any Purchase Order up to five (5) days prior to the delivery date with no penalty to Crown, provided that changes to delivery dates shall be limited to one occurrence per Purchase Order.

        (d) With respect to Follow-on Orders for PCS Expansion Antennas and related Tenant Expansion Kits for adding a 3rd or 4th PCS tenant on a Product, Crown shall specify the destination and delivery date for the PCS Expansion Antenna pursuant


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                                      -17-
to Section 9.1, but Crown shall not be obligated to specify a destination or delivery date for the Tenant Expansion Kits in such Follow-on Order. Instead, Crown will have sixty (60) days from the date of such Follow-on Order to specify the destination and delivery date for such Tenant Expansion Kits pursuant to
Section 9.4.

9.7 Crown Forecasts. As soon as practicable following completion of Performance Acceptance, but in any event no later than forty five (45) days thereafter, Crown shall give Metawave a rolling four quarter Crown Forecast for the projected quantity of Products to be ordered by Crown pursuant to Follow-On Orders. The Crown Forecast shall include the quantity of Product required by Crown for the first full quarter immediately following the delivery of the Initial Order and the next three (3) quarters thereafter. Crown shall update the Crown Forecast on a quarterly basis during the Term, providing such updated Crown Forecast to Metawave no later than ten (10) business days prior to the beginning of each new quarter to which such Crown Forecast applies. Crown shall also forecast its requirements for Tenant Expansion Kits in the Crown Forecasts, it being expressly acknowledged and agreed by Metawave that such forecast is non-binding and that the failure to accurately forecast such needs will not constitute a breach of this Agreement, and furthermore that Crown shall not forfeit any of its rights under this Agreement or in any way be penalized for its failure to accurately forecast its requirements for Tenant Expansion Kits.

9.8 Forecasts for Products included in the Initial Order. In addition to the Crown Forecasts contemplated in Section 9.7 above, Crown shall issue a non-binding forecast, as may be amended (the "Initial Change Order Forecast"), within 5 business days after the ICP Confirmation Date with respect to the Product mix (i.e., the quantity of both the 2+2 Product and the PCS Product) needed in the first Tranche of Products ordered pursuant to the Initial Order (excluding the Initial Commercial Products). Thereafter, with respect to the remaining Tranche(s) of Products in the Initial Order, Crown shall provide Metawave with a non-binding forecast ninety (90) days in advance of the anticipated delivery dates within the thirty (30) day period during which the remaining Tranche(s) of Products ordered pursuant to the Initial Order will be delivered (each such forecast, as may be amended, shall be referred to herein as a "Subsequent Change Order Forecast"). Notwithstanding the foregoing, if Performance Acceptance is not achieved during the Performance Evaluation Period, Crown shall have the right to amend each forecast contemplated in this Section as necessary and issue additional change orders for all the Products in the Initial Order at least 45 days prior to the specified delivery dates within the 30-day period during which the Tranche in question will be delivered. Metawave expressly acknowledges and agrees that the Initial Change Order Forecast and Subsequent Change Order Forecast(s) are non-binding and that failure to accurately forecast its Product requirements for the Initial Order will not constitute a breach of this Agreement, and furthermore that Crown shall not forfeit any of its rights under this Agreement or in any way be penalized for its failure to accurately forecast its requirements for Products in the Initial Order, except as otherwise expressly contemplated in Section 9.1(b). Change orders for the Initial Order shall be submitted as set forth in Section 9.6(b).

10 SHIPPING/TITLE/RISK OF LOSS

10.1 Shipment. Metawave shall ship Products and Ancillary Products in accordance with industry standard shipping practices (unless otherwise instructed by Crown) to the location designated in a Purchase Order for delivery on or before the delivery date(s) specified in a Purchase Order, subject to the terms of Sections 9.1, 9.2, 9.3 and 9.4, and render invoices in accordance with Section 11.1. Late deliveries of Products and Ancillary Products shall incur late fees as set forth in Section 10.6 below. Crown is responsible for the payment of all shipping and freight insurance charges. Metawave shall pack products in containers adequate to prevent damage during reasonable shipping, handling and storage. All shipments shall be marked and packed so as to secure the lowest transportation rates. Shipments shall be routed to the shipping address on the Purchase Order, or as otherwise instructed by Crown in writing in accordance with Section 9.6. Metawave shall reimburse Crown for all direct expenses incurred by Crown as a result of improper packing, marking or routing. A packing slip shall accompany each shipment, enclosed in a package marked "Packing Slip Inside". The packing slip and other shipping documents shall bear the applicable Purchase Order Number and shipping destination.

10.2 Premium Shipments. If, because of Metawave's failure to meet the delivery requirements for any Purchase Order in accordance with this Agreement, Crown finds it necessary to require shipment of any of the Products or Ancillary Products covered by a Purchase Order by a different method of transportation than that originally specified, Metawave shall pay the additional shipping, handling and other charges associated therewith, which shall not exceed the costs of express shipment in accordance with customary shipping methods.

10.3 Inspection. Crown shall inspect all Products and Ancillary Products shipped by Metawave and, unless rejected in writing within ten (10) days of delivery, such Products and Ancillary Products, as applicable, shall be deemed accepted by Crown. Rejected Products and Ancillary Products will be returned to Metawave and/or repaired or replaced within a reasonable time acceptable to Crown. If, upon inspection, Crown locates a patent defect, which is discernable by visual inspection, Crown will notify Metawave. If the Parties determine that testing is required to determine the nature, extent or existence of such defect, and if the Parties determine that Crown will perform such testing, then Metawave will reimburse Crown for testing expenses incurred if such testing reveals a defect. If the parties determine that the defect requires shipment of the Products or Ancillary Products to Metawave, Crown shall provide notice to Metawave that it is returning the Products or Ancillary Products to Metawave and Metawave shall reimburse Crown for all shipping expenses for such shipment. Crown shall return the Products or Ancillary Products in the original shipping container or in a container that provides reasonably equivalent protection. Metawave shall use reasonable efforts to provide either repaired or replacement Products and Ancillary Products as soon as possible to meet Crown's original delivery requirements. Metawave shall ship such repaired or replacement Products or Ancillary Products to Crown at Metawave's sole expense and risk.

10.4 Liens. All Products and Ancillary Products to be delivered hereunder and all property to be returned to Crown shall be free and clear of any and all liens and encumbrances whatsoever.

10.5 Title and Risk. Title to and risk of loss or damage to Products in the Initial Order and all Follow-on Orders, as well as Ancillary Products, shall pass to Crown upon shipment of the Products or the Ancillary Products, as applicable.

10.6 Late Delivery Charges. The delivery of all Products and Ancillary Products shall be subject to a late delivery charge in the event delivery of the Products and Ancillary Products does not occur on the required delivery dates.

        10.6.1 Initial Commercial Products. In the event that the Initial Commercial Products are not delivered by the ICP Delivery Date, Metawave shall incur an incremental late fee that will be assessed at the beginning of each week after the ICP Delivery Date and will [***], subject to any changes made to the Initial Order within five (5) business days following the ICP Confirmation Date, as follows:

               [***]

        As an example, if the Initial Commercial Products are delivered to Crown at any time during the fifth week after the ICP Delivery Date, Metawave shall be assessed a late fee equal to [***] of the [***] of the Initial Order, subject to any changes made to the Initial Order within five (5) business days following the ICP Confirmation Date. Any late fees that are assessed on Metawave pursuant to this Section 10.6.1 shall be credited to Initial Order Products purchased by Crown, provided that Crown shall allocate such credits among the Products in the Initial Order as it deems appropriate (provided, however, that if this Agreement is no longer in effect at such time, Crown shall have the option to credit such amount to any other Metawave products purchased by Crown, if any, or to receive a [***] within thirty (30) days of its request). If, however, the Initial Commercial Products have not been delivered to Crown within six (6) weeks after the ICP Delivery Date, Crown may, in its sole discretion, terminate the Initial Order, any Follow-on Orders, and this Agreement, in which case Metawave shall pay to Crown the Liquidated Damages amount set forth in Section 14.4. The Liquidated Damages shall be paid to Crown within five (5) days from the termination of the Agreement.

        10.6.2 Initial Order and Follow-on Orders. In the event that Products ordered by Crown in accordance with a Purchase Order for the Initial Order (other than the Initial Commercial Products and except as expressly set forth in Section 9.1(b)) or Follow-on Orders are not delivered by the specified delivery dates in accordance with Sections 9.1, 9.3 and 9.4, as applicable, Metawave shall incur an incremental


        * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        late fee that will be assessed at the beginning of each week after the specified delivery date as follows:

                                      [***]

        With respect to Ancillary Products that are not delivered by the delivery date in accordance with Section 9.2, Metawave will incur an incremental late fee that will be assessed at the beginning of each week after the specified delivery date as follows:

                                     [***]

        The late fees assessed pursuant to this Section 10.6.2 shall apply to each separate Product or Ancillary Product in a Purchase Order that is delivered late, but will not exceed [***] for each such Product or Ancillary Product, as applicable, in the Purchase Order that is delivered late. As an example, if any Products or Ancillary Products covered by the Initial Order (other than the Initial Commercial Products) or any Follow-On Order are delivered to Crown at any time during the fourth week after the specified delivery date, Metawave shall be assessed a late fee of [***] of the Purchase Price for each Product or Ancillary Product, as applicable, that is delivered late in the Purchase Order in question. Any late fees that are assessed on Metawave pursuant to this Section 10.6.2 shall be credited to the purchase of that Product and or Ancillary Product, as the case may be, and shall be deducted on the invoice for such Product or Ancillary Product (provided, however, that if this Agreement is no longer in effect at such time, Crown shall have the option to credit such amount to any other Metawave products purchased by Crown, if any, or to receive a refund equal to such difference within thirty (30) days of its request).

        If, after four (4) weeks the late Products in question have not been delivered, Crown may, at its option, cancel the Purchase Order in question and/or terminate this Agreement; provided, however, that the cancellation of a Follow-on Order or termination of the Agreement due to cancellation of a Follow-on Order by Crown shall not obligate Metawave to pay the Liquidated Damages contemplated in Section 14.4, but Metawave will be required to pay the accrued late fees; and further provided, that Crown will not be penalized pursuant to Section 8.4 for failing to issue Purchase Orders for at least 80% of the forecasted Products in the Crown Forecast during the subsequent quarter.

        If, after two (2) weeks the late Ancillary Products in question have not been delivered, Crown may, at its option, cancel the Purchase Order in question, but Metawave will still be required to pay the accrued late fees.

11 INVOICES AND PAYMENT

11.1 Metawave Invoices. For Products in the Initial Order (except for the
Initial


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Commercial Products) and for Products and Ancillary Products in the Follow-on
Orders, Metawave shall render invoices for one hundred percent (100%) of the Purchase Price of each Product and Ancillary Products upon shipment of same to Crown.

11.2 Payment of Invoices. All invoices shall be computed on the basis of the prices set forth in Exhibits D and E (including any applicable discounts) and shall separately identify categories of charges, including quantities of Products and/or Ancillary Products, total amounts for each item, shipping charges, applicable sales or use taxes and the total amount due. Crown shall promptly pay Metawave the amount due within thirty (30) days of the date of the invoice, except for PCS Expansion Antennas and the related Tenant Expansion Kits for adding a 3rd or 4th PCS tenant to a Product, which shall be paid within forty-five (45) days from the date of invoice. Crown shall pay a late fee at the rate of [***] adjusted on a quarterly basis for each month or portion thereof that the amount remains unpaid on such date after Crown's receipt of notice of such past due amounts and expiration of any applicable cure periods.

11.3 Taxes. Crown shall be responsible for the payment of all sales, use and any other taxes applicable to the sales of the Products and Ancillary Products purchased by Crown under this Agreement, excluding any income or franchise taxes, and shall be added as a separate item on Metawave's invoices to Crown. When Metawave is required by law to collect such taxes, 100% thereof will be added to invoices as separately stated charges and paid by Crown in accordance with this Section. Metawave shall indemnify, defend and hold harmless Crown from any claims arising from Metawave's failure to pay any collected taxes to the applicable authority.

11.4 Use. The Products, Ancillary Products and services contracted for herein are to be for the use of Crown, its Affiliates and/or its or their customers. All Products and Ancillary Products may be subjected to further processes of manufacture combined with any articles, or put to any articles, or put to any use whatsoever, by Crown, its Affiliates or its or their customers, as it or they may elect, and in no event shall any claim for royalty or other additional compensation be made by Metawave by reason of such manufacture, combination or use.

11.5 Audit. Crown shall have the right to request to review, and Metawave shall make available at its office during normal business hours, after reasonable advance request, any Metawave sales agreement for the Products and Ancillary Products and related books and records (collectively, the "Sales Documents") to confirm Metawave's compliance with Crown's preferential rights as set forth in this Agreement; provided, however, that Metawave can redact from the Sales Documents any information that may identify a customer or that is not relevant to the subject matter of the audit, provided that Metawave shall provide a brief list and description of the sections and topics so redacted. To the extent there are any discrepancies between Crown's preferential rights under this Agreement and the provisions of other Sales Documents, the Parties shall meet in an attempt to resolve such discrepancies. To the extent that such matters cannot be resolved within a reasonable period of time, Crown shall have the right to request an independent

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review by a public accountancy firm not otherwise affiliated or engaged by Crown
(of Crown's selection) of the Sales Documents to verify Metawave's compliance with the terms of this Agreement. In the alternative, Crown may elect to use an independent party who has expertise in telecommunications equipment sales, for such a review. Such independent party shall not be an employee, former employee, contractor or affiliate of either company. The reviewer shall be required to sign a Non-Disclosure Agreement and shall be provided with the Sales Documents. Following a review of the Sales Documents, the reviewer shall provide Crown and Metawave with an assessment of whether any Sales Documents for the Products or Ancillary Products, contain terms that contravene Crown's preferential rights under this Agreement. In the event that the independent reviewer determines that the terms in the Sales Documents are more favorable or contravene the preferential terms of this Agreement, then Metawave shall pay all expenses associated with the independent review. In the event that the independent review does not determine that any Sales Document contravenes the preferential terms of this Agreement, then Crown shall pay all costs associated with the independent review. If this Agreement is completely or partially terminated, the records relating to the work terminated shall be made available to Crown for two (2) years after such termination, subject to applicable law and Metawave's written corporate document retention policies. Crown shall be able to exercise its audit rights hereunder with respect to (i) Section 8.6 of this Agreement at any time and (ii) Crown's other preferential rights under this Agreement once in a given calendar year.

12 WARRANTY

12.1. Warranty. Metawave warrants the Products for the Warranty Period. During the Warranty Period, Metawave warrants that (i) all Products furnished hereunder will be free from defects in materials, workmanship and title; and (ii) all Products as delivered and properly installed and operated will function and perform substantially as described in the Product Specifications set forth in Exhibit B or in the instance of additional Products subsequently added to this Agreement, the user documentation and specifications agreed between the Parties and attached hereto as Exhibit B. THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OTHER THAN THOSE SET FORTH IN THE USER DOCUMENTATION AND SPECIFICATIONS.

12.2 Defective Products. Crown shall send defective Products to Metawave at a repair facility designated by Metawave. Such shipment of defective Products shall be at Metawave's cost and expense, in the Products' original shipping container or in a container that provides reasonably equivalent protection. If a defective Product is shipped to or delivered to Metawave during the applicable Warranty Period, Metawave will, at its sole option and expense, either repair or replace such Product using new Products or materials to make such repair or replacement, and will ship the repaired or


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replaced Product to Crown at Metawave's expense. If during any calendar quarter during the Term more than twenty percent (20%) of the Products returned to Metawave meet the Product Specifications or are not defective within the terms of the applicable warranty as reasonably determined by Metawave's testing (which testing methods shall be subject to Crown's reasonable approval), Crown shall bear the cost of return shipment of all such Products from Metawave's repair facility to Crown. This Section states Crown's sole remedy, and Metawave's sole liability, arising out of the warranties provided by Metawave herein. This warranty does not apply to any claim which arises out of any of the following:
(i) the Product is not used in accordance with its intended use or is combined with articles with which it is not intended to be combined; (ii) the Product has been subject to misuse, accident, neglect or damage by Crown, other than ordinary wear and tear; (iii) unauthorized alterations or repairs have been made to the Product, or parts have been used in the Product which are not approved by Metawave; (iv) the Product is not materially maintained pursuant to Metawave's maintenance programs (a copy of which will be provided to Crown) and such failure resulted in the damage; (v) an event of Force Majeure has occurred unless such event was caused by the Product; or (vi) the failure of third party antennas, antenna lines or interconnection facilities not provided by Metawave at the site.

12.3 Warranty Enforcement. Crown shall have the right to enforce any warranty that Crown receives from Metawave on the Products on its behalf and on behalf of any third party leasing, licensing, using or purchasing the Products from Crown. Crown shall also have the right to assign its warranty rights to any such third parties, and Crown shall provide reasonable notice to Metawave of the assignment of any such warranty rights; provided, however, that Crown shall have no obligation to provide Metawave with any such notice as it relates to Personality Cards.

12.4 Ancillary Products. For purposes of this Section 12, the term "Products" shall also include the Ancillary Products so that the rights and obligations of the Parties set forth in this Section also encompass the Ancillary Products.

13 INFRINGEMENT INDEMNITY

13.1 Indemnification. Metawave shall indemnify, defend and hold harmless Crown, its Affiliates, officers, directors, employees, agents and representatives against damages, claims, liabilities, actions, costs and expenses, including reasonable attorney's fees, arising from any claim or action for actual or alleged infringement by any Product supplied in accordance with this Agreement of any patent, trademark, copyright, trade secret or other Intellectual Property Rights which do not arise from the Crown Confidential Information as provided by Crown, incurred by Crown as a result of Crown's sale, distribution, lease, possession, purchase or use of such Products provided that (i) Crown promptly notifies Metawave in writing of the claim or action for which Crown intends to assert such indemnity; (ii) Crown gives Metawave full opportunity and authority to assume sole control of the defense and all related settlement negotiations (subject to Section 13.2); (iii) Crown gives Metawave information and assistance for the


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defense (Crown will be reimbursed for reasonable costs and expenses incurred in rendering such assistance, against receipt of invoices therefore); and (iv) Crown does not settle any claim or action without the prior approval of Metawave, which shall not be unreasonably withheld, delayed or conditioned. Metawave's obligation to indemnify, defend and hold harmless Crown as set forth above shall include all amounts paid, by final judgments, arbitration awards or settlement in such claims, made on account of such alleged infringement and payment of any and all resulting settlements, costs and damages incurred by Crown, including any amounts as the result of any final adjudication by a court of law, arbitration or other final adjudication of the claim. Notwithstanding the above, any amount paid or to be paid according to final judgments, arbitration awards or settlement in such claims and any payments resulting from settlements, costs and damages incurred by Crown shall be indemnified by Metawave only to the extent not resulting from or apportionable to the Crown Confidential Information as provided by Crown and then incorporated by Metawave in any Product supplied or used in accordance with this Agreement. Metawave shall not have the authority to bind Crown, without Crown's consent, in any settlement, which consent shall not be unreasonably withheld, conditioned or delayed by Crown.

13.2 Crown's Remedies. Upon the assertion of a claim by any third party of infringement by any Product, or any component or technology thereof, supplied in accordance with this Agreement of any patent, trademark, copyright, trade secret or other Intellectual Property Rights which do not arise from the Crown Confidential Information as provided by Crown, Metawave must provide Crown with reasonable assurance as to non-infringement of the Product or provide a workaround to avert the infringement claim as soon as possible after such claim is made. The workaround will consist of Metawave making commercially reasonable efforts to accomplish the following actions in the following order of priority:
(i) obtaining the right for Crown, its Affiliates and their customers to use, license or sublicense the use of, lease, sublease, market and enhance the Product and the Ancillary Products as provided under this Agreement (it being agreed that Metawave is free to implement actions (ii) and/or (iii) below, concurrently with implementation of action (i) if, in Metawave's reasonable opinion, attempts in good faith to obtain this right for Crown are unlikely to provide a result in accordance with the terms of this Agreement), or (ii) modifying the infringing Product so that it no longer infringes, but continues to perform and function in accordance with the Product Specifications, or (iii) substituting (including deinstallation and installation at Metawave's expense) a functionally equivalent product that does not infringe and which performs and functions in accordance with the Product Specifications, as amended from time to time by the Parties, for the Products sold to Crown, or if Metawave is unable to perform (i), (ii) or (iii) after a period of ninety (90) days and commercially reasonable efforts and such option is accepted by Crown, Crown may return the Products to Metawave, in which case Metawave will de-install the Products from Crown's property (at Metawave's sole expense), and reimburse Crown for the Purchase Price paid for the returned Products. In addition to the workaround remedy set forth above, Crown shall have the right, with reasonable notice to Metawave, to negotiate, in consultation with Metawave, separately with any claimant for a license for the claimed infringing technology and Metawave shall


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reimburse the reasonable costs and expenses incurred by Crown in connection with the acquisition of a license to use such technology and for release of liability from any prior use of such infringing technology, provided that Metawave shall have the right to approve the amounts paid to the claimant to obtain such license and release, which approval shall not be unreasonably withheld, conditioned or delayed by Metawave.

13.3 Crown Specifications; Exceptions to Intellectual Property Indemnity. To the extent that Metawave concludes during the developmental stages of the Products and Ancillary Products that the Crown Specifications infringe on any Intellectual Property Rights of a third party (and such conclusion is supported by a legal opinion from Metawave's chief patent counsel), the parties shall mutually agree on modifications to the Crown Specifications. Metawave shall have no obligation to Crown with respect to any claim of patent or copyright infringement which is based upon (i) the combination, operation or use of any Products supplied hereunder with products, software or data for which Metawave has not stated (either in an operation, installation or other manual or documentation for the Products, or otherwise in writing) the Products are to be used, are to be installed with or are designed; or (ii) the alteration of the Products by any party other than Metawave (or its authorized subcontractors), which combination, operation, use or material alteration of the Products gives rise to the claim of infringement.

13.4 Exclusivity of Remedies. The foregoing provisions of this Section state the entire liability and obligations of Metawave and the exclusive remedy of Crown with respect to any alleged infringement of any Intellectual Property Rights by the Products or any part thereof.

13.5 Ancillary Products. For purposes of this Section 13, the term "Products" shall also include the Prototypes, the Initial Commercial Products and the Ancillary Products so that the rights and obligations of the Parties set forth in this Section also encompass the Prototypes, the Initial Commercial Products and the Ancillary Products.

14 TERMINATION

14.1 Termination for Cause. Crown or Metawave may terminate this Agreement for cause if there is an Event of a Default by the other Party.

        14.1.1 An "EVENT OF DEFAULT" for Crown shall occur if: (i) Crown materially breaches any of the terms of this Agreement; (ii) a petition in bankruptcy or a petition under any insolvency law is filed by or against Crown and is not dismissed within sixty (60) days of the commencement thereof; or (iii) with the exception of any Crown cancellations or terminations that are expressly permitted by this Agreement, Crown cancels the Initial Order or fails to take delivery of Products (with the exception of Products rejected pursuant to Section 10.3) covered by the Initial Order.

        14.1.2 An "EVENT OF DEFAULT" for Metawave shall occur if: (i) Metawave


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        materially breaches any of the terms of this Agreement or the Initial
        Order; or (ii) a petition in bankruptcy or a petition under any insolvency law is filed by or against Metawave and is not dismissed within sixty (60) days of the commencement thereof or (iii) the Initial Commercial Products fail to achieve the Product Performance Criteria as defined in Exhibit C.

        14.1.3 Other than in the case of an Event of Default under (i) Section 14.1.1(ii), (ii) 14.1.2(ii) or (iii) with respect to Metawave, a breach of a covenant where performance is based on a date or period of time for which a late fee or Liquidated Damages may be assessed (for example, delivery of the Product by the ICP Delivery Date), the non-defaulting Party shall provide the other Party with notice of the Event of Default and the defaulting Party shall have thirty (30) days from the date of such notice to cure the Event of Default. If the defaulting Party fails to cure the Event of Default during such period, the non-defaulting Party shall have the right to terminate this Agreement, the Initial Order and/or any Follow-on Order and/or to pursue any other remedies expressly permitted hereunder.

14.2 Non-Renewal. Either party may elect to not renew this Agreement by written notice at least sixty (60) days prior to the expiration of the Initial Term or applicable Renewal Term as set forth in Section 3. Crown shall have the right to place Purchase Orders through the effective date of the termination, and termination of this Agreement pursuant to this Section shall not affect any outstanding Purchase Order as of the effective date of the termination.

14.3 Right of Metawave to Terminate. Metawave may terminate this Agreement prior to confirming the ICP Delivery Date to Crown as contemplated in Section 8.1, if it determines in its sole discretion that development of the SmartShare System is not technically or economically feasible, or as expressly set forth in
Section 8.2. Metawave shall provide Crown with 30 days advance written notice of such decision to terminate. If Metawave does elect to terminate this Agreement as forth in this Section 14.3, Metawave shall pay to Crown the Liquidated Damages amount set forth in Section 14.4.

14.4 Liquidated Damages. To the extent that Crown terminates this Agreement pursuant to Sections 8.2 or 10.6.1 of this Agreement or Metawave terminates this Agreement pursuant to Sections 8.2 or 14.3, Metawave shall pay to Crown liquidated damages in an amount equal to [***] of the [***] Order at the time of termination plus [***] (the "Liquidated Damages"), which sum the Parties agree is reasonable and appropriate in light of the difficulty of calculating the total damages that may be suffered by Crown due to such termination.

14.5 Post Termination Rights. Following termination of this Agreement, other than due to (i) a Crown Event of Default (provided there is no preceding Metawave Event of Default), or (ii) the Crown ICP Date Termination (provided there is no preceding Metawave Event of Default), if within twelve (12) months of the effective date of the termination, Metawave makes available for sale a Shared Infrastructure product


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developed or sold by Metawave with substantially similar functionality as the
SmartShare System, Ancillary Products or Products (but not products that primarily utilize technology owned by any competitor of Crown or which, after unsolicited contact with a third party, were developed exclusively for the use of such third party or are co-developed with such third party), Crown shall be entitled to purchase such products under the terms and conditions set forth in this Agreement, with appropriate modifications to provide Crown with the benefits of the preferential rights contemplated herein, and without (i) any liquidated damages clauses with respect to the failure to deliver any initial products or (ii) exclusivity clauses if the products referenced above are available for sale ninety (90) days after the effective date of termination. In addition, for a period of twelve (12) months after the termination of the Agreement, other than due to (i) a Crown Event of Default (provided there is no preceding Metawave Event of Default), or (ii) the Crown ICP Date Termination (provided there is no preceding Metawave Event of Default), Metawave agrees that if it develops any new ideas or technologies which it believes may lead to the development of a SmartShare System or of a similar product with substantially similar functionality (but not products that primarily utilize technology owned by any competitor of Crown or which, after unsolicited contact with a third party, were developed exclusively for the use of such third party or are co-developed with such third party), it will approach Crown as soon as possible with respect to such potential development so that the parties may discuss its potential development.

14.6 Remedies and Limitation. A Party may seek any remedy available to it at equity or in law for an uncured Event of Default, provided, however, that the payment of late fees or Liquidated Damages and the termination and cancellation rights provided in connection therewith, shall be Crown's sole remedies with respect to the non-delivery or late delivery of the Products (including Initial Commercial Products) and Ancillary Products by Metawave as expressly provided in Sections 8.2 and 10.6, or for Metawave's termination of this Agreement pursuant to Sections 8.2 and 14.3. The foregoing, however, shall not be construed or deemed to limit Crown's rights under Section 6.3 as contemplated therein.

14.7 Metawave Indemnity. Metawave shall defend, indemnify, and hold harmless Crown, its parents (direct or indirect), subsidiaries (direct or indirect), Affiliates, successors and assigns and their respective owners, directors, officers, agents and employees (collectively, the "Indemnified Parties") from any and all liabilities, claims or demands whatsoever (including the costs, expenses and reasonable attorneys' fees incurred on account thereof) that may be made: (i) by any person, specifically including, but not limited to, the Indemnified Parties for injuries, including bodily injury (including death to persons) or damage to property (including theft) occasioned by or arising from
(a) the sole or partial negligent acts or omissions or the willful misconduct of Metawave, its employees, contractors or agents, and (b) any malfunctions or defects in the Products or Ancillary Products (other than express warranty claims, which shall be handled in accordance with Section 12 hereof) or (ii) by persons furnished, employed or contracted by Metawave or any subcontractors under Worker's Compensation or similar acts, except to the extent such liability, claim, or demand arises in whole or part from the gross


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negligence or willful misconduct of the Indemnified Parties.

Metawave shall defend Crown against such liability, claim or demand and control the litigation, settlement or defense thereof, except in instances where the interests of Metawave and Crown conflict, in which case Crown will have the option of choosing separate counsel and assuming its own defense, the reasonable costs of which shall be paid for by Metawave. The foregoing indemnification shall apply whether the death, injury or property damage is caused by the sole acts or omissions of Metawave or by the acts or omissions of both Metawave or the Indemnified Parties, except Metawave shall not be responsible for that portion of any liability, claim or demand to the extent that it arises from the negligence or willful misconduct of the Indemnified Parties. Crown agrees to notify Metawave as soon as reasonably practicable of any written claim or demands received by Crown against any Indemnified Parties for which Metawave is responsible hereunder, provided, that late notification shall not be a defense to the obligations of Metawave hereunder unless such delay shall have resulted in prejudice to Metawave in any formal proceeding for which indemnification is sought.

Metawave and Crown, and their employees and agents, shall comply with all applicable laws and regulations in the performance of this Agreement. Both Parties agree to indemnify and hold harmless the other Party for any loss or damage that may be sustained for failure to comply with applicable law and regulations in the performance of this Agreement. The Parties agree that the indemnification procedures set forth in the preceding paragraph shall apply for any claims arising under this paragraph.

15 TRADEMARKS

Crown shall not remove Metawave's name and trademark or the SmartShare logo placed on the Products or Ancillary Products. Metawave hereby grants to Crown a non-exclusive, non-transferable, irrevocable, perpetual and royalty-free right and license to use Metawave's name and trademark, Metawave(R) Communications Corporation, Metawave's logo, and the trademark SmartShare(TM), in connection with the promotion, leasing, subleasing, licensing and sublicensing the use of, advertising, and maintenance of the Ancillary Products and the Products, and the sale of Personality Cards. Crown shall acquire no right, title or interest in such name, trademarks, trade name, and logos of Metawave other than the foregoing limited license. Notwithstanding the above, in the event that Crown is manufacturing or having the Products and/or Ancillary Products manufactured as provided for in the Design Package Escrow Agreement in Exhibit F, Crown shall have the right to private brand or re-brand the Products and Ancillary Products with Crown's own name and trademarks and utilize such name and trademarks in the sale, use, lease, sublease, license or sublicense the use of, or other distribution, promotion, advertising, maintenance, use, lease or exploitation of the Products and Ancillary Products, provided that Crown acknowledges in its marketing and product literature that the Products and Ancillary Products were developed by Metawave.

16 SERVICES AGREEMENT


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Following execution of this Agreement, the Parties agree to use commercially reasonable efforts to negotiate and execute a Services Agreement defining the scope of services to be provided to Crown and its end user customers by no later than the date the Initial Commercial Products are delivered. The Services Agreement shall include the customization of Personality Cards and on site testing by Metawave.

17 CONFIDENTIALITY

17.1 Disclosure of Confidential Information. To effectuate this Agreement, the Parties acknowledge that prior to the execution of this Agreement they (or their Affiliates) have disclosed, and subsequently thereto it shall be necessary for the Parties (or their Affiliates) to further disclose, to each other certain proprietary or confidential information including, but not limited to, intellectual property, progress during development, business plans, models or methods, and customer, technical, or business information, in written, graphic, oral, or other tangible or intangible forms (the "CONFIDENTIAL INFORMATION"). Confidential Information shall also include all information and data of or pertaining to either Party's or its Affiliates' customers, data, source code and all information of the disclosing Party, its Affiliates or a third party that may be reasonably understood from legends, designation, or the nature of such information to be confidential or proprietary to the disclosing Party, its Affiliates or to third parties to which the disclosing Party (or its Affiliates) owes a duty of non-disclosure. In order to protect such Confidential Information from improper disclosure, the Parties agree:

        17.1.1 to identify verbally at the time of oral disclosure and in writing within thirty (30) days after disclosure any verbal information provided to the other Party that such disclosing Party deems to be confidential or proprietary;

        17.1.2 that any tangible forms of information that have been disclosed by a Party (or its Affiliates) to the other Party prior to the Effective Date shall constitute Confidential Information;

        17.1.3 that following the Effective Date, the disclosing Party shall mark as confidential or proprietary, any tangible forms of information which the source deems to be Confidential Information;

        17.1.2 that all such Confidential Information shall be and shall remain the exclusive property of the source;

        17.1.3 not to disclose such Confidential Information to any third party other than its officers, directors, employees, agents, independent contractors, advisors, consultants, attorneys, investors and others associated with the business operations of the disclosing Party who have a need to know such information and which are made aware of the restrictions contained herein and have executed non-disclosure agreements with substantially similar protections to those set forth


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        herein;

        17.1.4 to keep such Confidential Information confidential and to use at least the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as the recipient exercises in protecting its own Confidential Information of a similar nature, but in no event less than reasonable care;

        17.1.5 to return promptly any copies of such Confidential Information to the source at its request; and

        17.1.6 to use such Confidential Information only for purposes of the Statement of Work and for other stated purposes under this Agreement.

17.2 Exceptions to Confidential Information. These obligations shall not apply to any Confidential Information which was legally in the recipient's possession prior to receipt from the source and that:

        17.2.1 was received in good faith from a third party not subject to a confidential obligation to the source;

        17.2.2 now is or later becomes publicly known through no breach of confidential obligation by the recipient;

        17.2.3 was developed by the recipient without having access to any of the Confidential Information received in confidence from the source; or

        17.1.4 which is required to be disclosed pursuant to subpoena or other process issued by a court or administrative agency having appropriate jurisdiction, provided that the Party receiving the subpoena or process gives immediate notice to the other to permit the other to seek a protective order or an exemption from such requirement.

17.3 Survival. This Article 17 shall survive any termination of this Agreement for a period of two (2) years.

18 LEGAL RELATIONSHIP

18.1 No Agency or Joint Venture. This Agreement is not intended to create, nor shall it be construed as creating or constituting, by implication or otherwise, a partnership or other formal business organization between the Parties.

18.2 Employment Responsibilities. Each Party shall be solely responsible for all aspects of employment of its employees, such as salaries, benefits, insurance coverage, including workers' compensation, and taxes, including payment of any withholding taxes on salaries. Except as set forth herein, each Party shall be solely responsible for payment of the travel and living expenses of its employees engaged in work pursuant to this Agreement.

19 ASSIGNMENT

Neither this Agreement nor any license or other right acquired herein shall be assigned or otherwise transferred, in whole or in part, by either Party without the prior consent of the other Party, provided, however, that either Party shall have the right to effect such assignments without the consent of the other to any Affiliate or to a third person or entity who acquires all or substantially all of the assets, business or stock of the other Party, whether by sale, merger or otherwise, provided such person or entity is not a competitor of the other Party hereto.

20 NOTICES

Except as otherwise specified in this Agreement, all notices, consents, requests, waivers or other communications shall only be in written form and shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, postage prepaid, certified mail, return receipt requested, or by a reputable overnight courier service providing proof of delivery, or by confirmed facsimile transmission and addressed as follows:

To Metawave:                             To Crown:
Metawave Communications Corporation      Crown Castle International Corp.
10735 Willows Road NE                    1200 MacArthur Blvd., Suite 200
Redmond, WA 98052                        Mahwah, NJ 07430
[***]                                    [***]
Fax: 425-702-5983                        Fax: 201-236-9270

Copy to: [***],                          Copy to: [***],
General Counsel                          General Counsel
10735 Willows Road NE                    510 Bering Drive, Suite 500
Redmond, WA 98052                        Houston, Texas  77057

Fax: 425-702-5983                        Fax: 713-570-3154

The address to which notices or communications may be given to either Party may be changed by notice given by such Party to the other pursuant to this Section20.

21 COMPLIANCE WITH LAWS/EXPORT

21.1 Compliance with Laws. The Parties shall comply with all laws applicable to their performance as described in this Agreement; however, nothing in this Agreement

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

shall be construed as providing either Party with a private right of action against the other Party under any such laws.

21.2 Export Laws. Each Party shall comply with all applicable U.S. and foreign export control laws and regulations and shall not disclose, transmit, export or re-export any technical data regarding the Product technology or Products except in compliance with the applicable export control laws and regulations of the U.S. and any foreign country. Neither Party shall disclose, transmit, or export, directly or indirectly, any technical information disclosed to it by the other, or any direct product of such information, to or for use in any foreign country unless such disclosure, transmittal, or exportation shall be in compliance of applicable United States laws or shall have been authorized previously in an export license granted pursuant to any of such regulations.

22 FORCE MAJEURE

22.1 Conditions of Force Majeure. Except for payment of moneys due or requirements of payment of moneys for acquisition of materials and services necessary to meet a Party's commitments hereunder, neither Party shall be liable for delays in delivery or performance or for failure to manufacture, deliver or perform resulting from acts beyond the reasonable control of the Party responsible for performance. Such acts shall include, but not be limited to (i) acts of God, acts of a public enemy, acts or failures to act by the second Party (other than due to a breach of the first Party), acts of civil or military authority, acts of any person engaged in subversive activity or sabotage, governmental priorities, strikes or other labor disturbances, hurricanes, tornadoes, earthquakes, fires, floods, explosions, epidemics, embargoes, war, riots, and loss or damage to goods in transit; or (ii) inability to obtain necessary products, components, services or facilities on account of causes beyond the reasonable control of the delayed Party or its suppliers. In the event of any such delay, the date(s) of delivery or performance shall be extended for as many days are reasonably required due to the delay, but no longer than forty-five (45) days without Crown's written consent. After forty-five (45) days, Crown shall be entitled to obtain Products and/or Ancillary Products covered by the affected Purchase Order elsewhere for the term of such failure, and to reduce, pro tanto the quantity or amount of products ordered from Metawave under the Purchase Order. Upon the occurrence of an event of Force Majeure, the Party affected by such event shall notify the other Party in writing within ten (10) days, and if such delay continues for sixty (60) days following such notice, either Party may terminate the Purchase Order affected by the event by providing notice.

22.2 Notice of Labor Disputes. Whenever Metawave has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of any Purchase Order, Metawave shall immediately give notice thereof and all relevant information to Crown.

23 GOVERNING LAW/DISPUTE RESOLUTION

23.1 Choice of Law. This Agreement and each Purchase Order issued hereunder shall be construed in accordance with the internal laws of the state of New York, without regard to its choice of law provisions.

23.2 Dispute Resolution. Except for matters involving equitable relief, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved in the following order: (i) by good faith negotiation between representatives of Crown and Metawave who have authority to fully and finally resolve the dispute to commence within ten (10) days of the request of either Party; (ii) in the event that the Parties have not succeeded in negotiating a resolution of the dispute within ten (10) days after the first meeting, then the dispute will be resolved by non-binding mediation to be held in Los Angeles, CA, using a mutually agreed upon non-affiliated neutral Party (or if the Parties are unable to agree upon a mediator, an impartial mediator selected by the American Arbitration Association) having experience with or knowledge in the wireless communications equipment industry, such neutral Party to be chosen within five (5) days after notice by either Party demanding mediation (the costs therefore to be shared equally); and (iii) if within thirty
(30) days of the initial demand for mediation by the Parties, the dispute cannot be resolved by mediation, then the dispute will be resolved by binding arbitration administered in Los Angeles, CA by the American Arbitration Association under its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties agree that they shall pick the arbitrator(s) within five (5) business days of the submission from the American Arbitration Association of proposed arbitrators to the Parties. All discovery in arbitration shall be completed within thirty (30) days after the selection of the arbitrator(s) and the hearing shall be held within thirty (30) days of the completion of discovery. All costs of such arbitration will be shared equally by the Parties with each Party bearing the cost of its own counsel. The Parties commit to expedite the arbitration process and not to delay any portion thereof. The parties agree to abide by and perform any award rendered by the arbitrator(s). A ruling by the arbitrator(s) shall be non-appealable. If either party seeks enforcement of the terms of this Agreement or seeks enforcement of any award rendered by the arbitrator(s), then the prevailing party (designated by the arbitrator(s)) to such proceeding(s) shall be entitled to recover its legal costs and expenses (other than the arbitration costs) from the non-prevailing party, in addition to any other relief to which it may be entitled.

Notwithstanding anything in this Section to the contrary, and subject to Section 14.6, neither party shall be precluded from seeking court action in the event the action sought is either an injunctive action, a restraining order or other equitable relief.

24 PUBLICITY

Metawave shall have the right to issue a press release describing in general terms this Agreement. Any proposed release shall be subject to Crown's approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that such approval shall be in Crown's sole discretion if the identity of Crown is disclosed in such press release. Any subsequent press release or public notification (other than notification required by law or regulation) relating to the acceptance delivery or deployment of the SmartShare Systems covered under this Agreement shall be as mutually agreed between the Parties and such mutual agreement shall not be unreasonably withheld by either Party.

25 WAIVER

Any term of this Agreement may be amended or waived only with the consent of the Parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section shall be binding upon the Parties and their respective successors and assigns.

26 DISCLAIMER OF CONSEQUENTIAL DAMAGES

Neither Party shall be liable to the other for any indirect, special, consequential damages or lost profits resulting from obligations under this Agreement or any breach of this Agreement.

27 SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations of Metawave and Crown shall be construed and enforced accordingly.

28 ENTIRETIES

This Agreement, including all Exhibits that are attached to and hereby incorporated into this Agreement, shall constitute the entire agreement between Crown and Metawave with respect to the subject matter hereof and supersedes the Letters of Intent executed by the Parties, the Confidentiality Agreement dated October 20, 2000 by and between Crown Castle USA, Inc. and Metawave, and all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Party or any officer, employee or representative of any Party with respect to the subject matter hereof. Any conflicts between this Agreement and any Purchase Order or Follow-on Order shall be governed by the terms of this Agreement.

29 SURVIVAL

The Parties agree that the obligations and protections of Articles 20, 26 and 29 and Sections 11.3 and 11.5 shall survive termination of this Agreement for a term of 2 years; Sections 12, 14.5 and 17 shall survive termination of this Agreement for the term set forth or incorporated therein; and Sections 6, 13, 15 and 23 shall survive the termination of this Agreement. Any and all payment obligations of the Parties under this Agreement shall survive termination for a period of five (5) years after termination of this Agreement. All other provisions necessary for the interpretation of the surviving provisions shall also survive for the purpose of such interpretation.

30 AMENDMENTS

Any amendment or modification of this Agreement or any Exhibit must be in writing and signed by a duly authorized representative of each of the Parties.

31 CONSTRUCTION

Unless the context requires otherwise: (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (ii) the word "including" means "including, without limitation"; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) references to Schedules, Exhibits and Appendixes are to the Schedules, Exhibits and Appendixes attached to this Agreement, each of which is made a part hereof for all purposes.

32 FURTHER ASSURANCES

In connection with these Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

33 COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

34 TERRITORY

This Agreement applies to sales of Products in the United States. However, in the event that Crown or its Affiliates wishes to purchase Products under this Agreement for export or use outside the United States, the parties shall discuss and resolve to their mutual agreement (not to be unreasonably withheld, conditioned or delayed) the issues related to such sales, including but not limited to, the cost implications, customs and duties handling, and export controls, taking into account all of Crown's preferential rights under this Agreement, prior to any Purchase Orders being placed by Crown or its Affiliates for Products to be exported outside the United States.

35 TIME IS OF ESSENCE

Each of the Parties acknowledges that time is of the essence and that its shall act in good faith and use reasonable commercial efforts to finalize all exhibits and ancillary agreements contemplated and/or required under this Agreement as soon as reasonably practicable following the Effective Date.

                             SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date hereof.

CROWN CASTLE MW CORP.                        METAWAVE COMMUNICATIONS CORP.

By:    /s/ Michael G. Ramke                  By:    /s/ Richard Henderson
       -------------------------------              ---------------------------

Name:  Michael G. Ramke                      Name:  Richard Henderson
       -------------------------------              ---------------------------

Title: Vice President                        Title: Sr. VP Pan America
       -------------------------------              ---------------------------

Date:  2-26-02                               Date:  2-26-02
       -------------------------------              ---------------------------

              EXHIBIT A - STATEMENT OF WORK AND PROJECT MILESTONES


                                       TBD

                       EXHIBIT B -- PRODUCT SPECIFICATIONS


                                       TBD

           EXHIBIT C -- PERFORMANCE ACCEPTANCE CRITERIA AND PROCEDURE


                                       TBD

                        EXHIBIT D -- PRODUCTS PRICE LIST

INTRODUCTION

This Exhibit defines the "Not To Exceed (NTE)" price targets for the Products. These Purchase Prices are based on currently available information and will be converted to firm fixed prices in accordance with Section 8.5 of the Purchase Agreement. The firm fixed prices for the Products and Ancillary Products shall not exceed the NTE pricing, unless otherwise agreed to by the Parties. The Purchase Prices set forth below will be adjusted as often as necessary to reflect Crown's status as Metawave's most favored customer in accordance with
Section 8.6 of the Purchase Agreement, which entitles Crown to, among other things, firm fixed prices no less favorable than the lowest fixed firm prices offered to other Metawave customers. All discounts set forth in Sections 2 and 4 below are separate and cumulative discounts. To the extent any inconsistencies or conflicts exist between this Exhibit and the Purchase Agreement, the terms of the Purchase Agreement shall control.


PRODUCT ANNUAL PURCHASE PRICE REDUCTIONS
The Purchase Prices listed in the tables below shall be reduced by a total amount of [***] after [***]. The Purchase Prices listed in the tables below shall be reduced by a total amount of [***] after [***]. The Purchase Price reductions shall be applied to all orders received following the specified dates.

PRODUCT PRICING

PRODUCT PRICING FOR 2+2 PRODUCTS WITH VARIABLE DOWN-TILT

                                                                       Cumulative
2+2 Product Pricing                             Price (USD)            Price (USD)
-------------------                             -----------            -----------
[***]                                              $[***]                $ [***]
[***]

[***]                                              $[***]                $ [***]

[***]                                              $[***]                $ [***]

[***]                                              $[***]                $ [***]

[***]                                              $[***]                $ [***]

Notes:

1. For 2+2 Products, if NEXTEL or another SMR tenant is designated as a Cellular Tenant, then the 2+2 Products shall be limited to 1Cellular/SMR and two (2) PCS tenants.

[***]

3. Product pricing will be adjusted in accordance with Sections 1 and 2 of this exhibit and with the terms of the Purchase Agreement.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

PRODUCT PRICING FOR PCS PRODUCTS WITH VARIABLE DOWN-TILT

                                                                       Cumulative
PCS Product Pricing                             Price (USD)            Price (USD)
-------------------                             -----------            -----------
[***]                                              $[***]                $[***]
[***]
[***]                                              $[***]                $[***]
[***]
[***]                                              $[***]                $[***]
[***]
[***]                                              $[***]                $[***]
[***]
[***]                                              $[***]                $[***]
[***]

Notes:

5. Product pricing will be adjusted in accordance with Sections 1 and 2 of this exhibit and with the terms of the Purchase Agreement

[***]
[***]

[***]                                                                 [***]
[***]                                                                 [***]
[***]                                                                 [***]
[***]                                                                 [***]

Notes:

[***]

TENANT EXPANSION KITS DELIVERY

Tenant Expansion Kits shall be delivered within 30 days following receipt of a Purchase Order except as otherwise permitted in Section 9.4 of the Purchase Agreement.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                   EXHIBIT E -- ANCILLARY PRODUCTS PRICE LIST

INTRODUCTION

This Exhibit defines the "Not To Exceed (NTE)" price targets for the Ancillary Products. These prices are based on currently available information and will be converted to firm fixed prices in accordance with Section 8.5 of the Purchase Agreement. The Purchase Prices set forth below will be adjusted as often as necessary to reflect Crown's status as Metawave's most favored customer in accordance with Section 8.6 of the Purchase Agreement, which entitles Crown to, among other things, firm fixed prices no less favorable than the lowest fixed firm prices offered to other Metawave customers. Ancillary products can be purchased under this Agreement for: i) Revisions, modifications or replacement components for filtering for a specific Tenant, ii) Modifications or changes to a specific Tenant's previously deployed antenna patterns, and iii) Provisioning of component spares or replacement units for Tenants. All Tenant additions to both 2+2 Products and PCS Products shall only be accomplished using Tenant Expansion Kits and, where applicable, PCS Expansion Antennas, as defined in Exhibit D of the Purchase Agreement. All discounts set forth in Section 4 below are cumulative discounts. To the extent any inconsistencies or conflicts exist between this Exhibit and the Purchase Agreement, the terms of the Purchase Agreement shall control.

INDIVIDUAL ANCILLARY PRODUCT COMPONENT PRICING

        Replacement Component Product Pricing                     Price (USD)
        -------------------------------------                     -----------
                      [***]                                          $[***]

                      [***]                                          $[***]

                      [***]                                          $[***]

2.   Each Tenant requires six (6) Personality Cards per band per site.

3.   Each PCS filter assembly includes 6 PCS filters per band per site.

Ancillary Products Delivery

Delivery of Ancillary Products will be accomplished according to the following schedule.

     Standard Personality Cards (pre-established pattern options)
          Orders will be shipped within 72 hours of receipt of order

     Custom Personality Cards (custom pattern options)
          Orders to be shipped within 5 days of receipt of order and required pattern generation data.

     PCS Filter Assembly
          Orders to be shipped within 5 days of receipt of order and required filter specification data.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

                         [***]                                        [***]
[***]                                                                 [***]
[***]                                                                 [***]
[***]                                                                 [***]

                         [***]                                        [***]
[***]                                                                 [***]
[***]                                                                 [***]
[***]                                                                 [***]

Notes:

[***]
[***]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  EXHIBIT F -- DESIGN PACKAGE ESCROW AGREEMENT


                                       TBD

                                   APPENDIX 1

                                 PURCHASE ORDER

BILL TO:                                       ORDER NO:

                                               ---------------------------------
                                               DATE:

                                               ---------------------------------

VENDOR:                                        SHIP TO:

-------------------------------                ---------------------------------

ENTERED BY:

-------------------------------
TAKEN BY:

-------------------------------
BUYER NAME:                                    DELIVERY:

-------------------------------                ---------------------------------

 REQUIRED DATE    SHIP VIA      FOB                    TERMS         ORDER REQ.#

--------------    ----------    -----------   ------  ----  --------   ----------
 ITM #            P/N           DESCRIPTION    AMT    UM    UNIT CST   EXTENSION

--------------    ----------    -----------   ------  ----  --------   ----------

THIS PURCHASE ORDER IS SUBJECT TO ALL THE TERMS AND CONDITIONS OF THAT CERTAIN SMARTSHARE SYSTEM PURCHASE AGREEMENT DATED FEBRUARY ___, 2002 (THE "PURCHASE AGREEMENT") BY AND BETWEEN METAWAVE COMMUNICATIONS CORPORATION AND CROWN CASTLE MW CORP, AND IS INCORPORATED HEREIN FOR ANY AND ALL PURPOSES. THE PARTIES AGREE THAT ANY ADDITIONAL, DIFFERENT OR CONFLICTING TERMS AND CONDITIONS CONTAINED IN ANY QUOTE, SOLICITATION, PURCHASE ORDER, AGREEMENT OR DOCUMENTATION EXCHANGED BY THE PARTIES THAT CONFLICT WITH THE TERMS OF THE PURCHASE AGREEMENT SHALL NOT BE BINDING ON THE PARTIES AND ARE HEREBY REJECTED, UNLESS THE PARTIES EXPRESSLY AND SPECIFICALLY AGREE TO SUCH CHANGES.

----------------------------------              --------------------------------
PURCHASING DEPARTMENT                           TOTAL ORDER:


                                      -49-